UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2022

Change Healthcare Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Church Street, Suite 1400
Nashville, Tennessee 37219
(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC
6.00% Tangible Equity Units	CHNGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On Tuesday, March 29, 2022, Change Healthcare Inc. (the “Company”) held its Annual Meeting of Stockholders for the fiscal year ended March 31, 2021, and the following matters were submitted to a vote of the stockholders.

Proposal One: Election of Directors

Director Nominees	For	Withhold	Broker Non-Votes
Neil E. de Crescenzo	257,410,839	1,934,040	14,582,817
Howard L. Lance	257,017,837	2,327,042	14,582,817
Nella Domenici	257,417,844	1,927,035	14,582,817
Nicholas L. Kuhar	216,797,676	42,547,203	14,582,817
Diana McKenzie	257,412,834	1,932,045	14,582,817
Bansi Nagji	216,758,805	42,586,074	14,582,817
Philip M. Pead	257,418,939	1,925,940	14,582,817
Phillip W. Roe	256,243,113	3,101,766	14,582,817
Neil P. Simpkins	216,474,635	42,870,244	14,582,817
Robert J. Zollars	197,010,502	62,334,377	14,582,817

Proposal Two: Advisory Vote to Approve Executive Compensation (Say-on-Pay)

For	Against	Abstain	Broker Non-Votes
254,015,605	4,390,944	938,330	14,582,817

Proposal Three: Ratification of the Appointment of Deloitte and Touche LLP as the Independent Registered Public Accounting Firm for the Company for Fiscal Year 2022

For	Against	Abstain
272,772,839	46,258	1,108,599

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

By:	/s/ Loretta A. Cecil
Name: Loretta A. Cecil
Title: Executive Vice President, General Counsel

Date: March 30, 2022